UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 19, 2022

ProPetro Holding Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-38035	26-3685382
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1706 S. Midkiff Midland, TX	79701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (432) 688-0012

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PUMP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

ProPetro Holding Corp. (the “Company”) held its 2022 Annual Meeting of Stockholders (the “Annual Meeting”) on April 19, 2022. At the Annual Meeting, the Company’s stockholders elected each of the Company’s nine director nominees to serve until the Company’s 2023 Annual Meeting of Stockholders. Further, the Company’s stockholders approved on an advisory basis the compensation paid to the Company’s named executive officers, as disclosed in the Company’s 2022 proxy statement. The Company’s stockholders also approved the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2022.

The final results of the voting on each matter of business at the Annual Meeting are as follows:

Proposal 1 - Election of Directors.

NOMINEES	FOR	WITHHOLD	BROKER NON-VOTES
Samuel D. Sledge	95,110,519	760,595	2,804,514
Phillip A. Gobe	86,405,482	9,465,632	2,804,514
Spencer D. Armour III	77,322,105	18,549,009	2,804,514
Mark S. Berg	87,167,479	8,703,635	2,804,514
Anthony J. Best	90,792,883	5,078,231	2,804,514
Michele Vion	86,887,949	8,983,165	2,804,514
Alan E. Douglas	86,813,895	9,057,219	2,804,514
G. Larry Lawrence	95,442,702	428,412	2,804,514
Jack B. Moore	74,241,799	21,629,315	2,804,514

Proposal 2 - Approve, on a non-binding, advisory basis, the Company’s named executive officers’ compensation.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
94,506,437	1,328,321	36,356	2,804,514

Proposal 3 - Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

FOR	AGAINST	ABSTAIN
98,235,859	420,406	19,363

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROPETRO HOLDING CORP.

Date: April 20, 2022	By:	/s/ Newton W. Wilson III
Newton W. Wilson III
General Counsel and Corporate Secretary

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